UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 20, 2019

Twist Bioscience Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-38720	46-205888
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

455 Mission Bay Boulevard South

Suite 545

San Francisco, CA 94158

(Address of principal executive offices, including ZIP code)

(800) 719-0671

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TWST	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2019, Paul Conley, a member of the Board of Directors (the “Board”) of Twist Bioscience Corporation (the “Company”) and a Class I director, informed the Board of his decision to resign from the Board effective immediately. Dr. Conley’s resignation from the Board was not due to any disagreement with the Company on any matter related to its operations, policies or practices. With best wishes, the Company thanks Dr. Conley for his service and valuable contribution as a member of the Board since 2013.

On May 20, 2019, the Board elected Nelson C. Chan to the Board, effective immediately, to fill the vacancy created by Dr. Conley’s resignation. Mr. Chan will serve as a Class I director until his term expires at the Company’s 2019 Annual Meeting and, if elected at the Annual Meeting, until his successor has been duly elected and qualified. The Board did not appoint Mr. Chan to any Board committee.

There are no arrangements or understandings between Mr. Chan and any other persons pursuant to which he was selected as a director. Mr. Chan has no family relationships with any of the Company’s directors or executive officers. The Company and Mr. Chan previously entered into a Senior Business Advisor Agreement (the “Agreement”), effective November 1, 2017 whereby Mr. Chan agreed to provide business advisory services to the Company relating to the development of the Company’s DNA storage vertical. As compensation for his services, Mr. Chan has received $2,500 per month, and the Agreement provides that, subject to board approval, the Company will grant him an option to purchase 7,070 shares of Common Stock (after giving effect to the Company’s reverse stock split).

The foregoing description of the Senior Business Advisor Agreement is a summary and is qualified in its entirety by reference to the Senior Business Advisor Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

On May 23, 2019, the Company issued a press release announcing Dr. Conley’s resignation and the appointment of Mr. Chan to the Board, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit

No.	Description

10.1	Senior Business Advisor Agreement dated November 1, 2017.

99.1	Press release dated May 23, 2019 titled “Twist Bioscience Strengthens Board with Semiconductor and Storage Expert Nelson C. Chan.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2019	Twist Bioscience Corporation

/s/ Mark Daniels
Mark Daniels
Senior Vice President, Chief Legal Officer, Chief Ethics and Compliance Officer, and Secretary